Exhibit 10.2

CONSENT

AND

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of April 8, 2005 by and among BEAR CREEK CORPORATION, a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Required Lenders signatory hereto, UBS AG, STAMFORD BRANCH, as administrative agent (the “Administrative Agent”) for the Lenders, and GMAC Commercial Finance LLC, as collateral agent (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties and Issuing Bank.

RECITALS

WHEREAS, Borrower, Guarantors, the Administrative Agent, the Collateral Agent, the other Agents and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 25, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that Agents and the Required Lenders amend certain provisions of the Credit Agreement, all upon the terms and subject to the conditions as herein set forth;

NOW THEREFORE, in consideration of the foregoing recitals and mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agents, Required Lenders, Borrower and the other Loan Parties agree as follows:

SECTION 1. Amendments. The Credit Agreement is hereby amended as follows:

(a) The definition of the term “Interest Rate Protection Agreement” is hereby amended and restated in its entirety to read as follows:

““Interest Rate Protection Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, either generally or under specific contingencies, which agreements or arrangements shall not have been entered into for speculative purposes.”

(b) The definition of “Obligations” is hereby amended to amend and restate clause (c) contained therein in its entirety as follows:

(c) the due and punctual payment and performance of all obligations of Borrower and any and all of the other Loan Parties under each Hedging Agreement entered into with any counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into; provided that the aggregate amount of such obligations described in this clause (c) and owing by the Borrower and such Loan Parties (determined on a net basis under each Hedging Agreement) and included in the “Obligations” shall not exceed $5,000,000 in the aggregate, and

(c) Section 5.15(a) is hereby amended and restated in its entirety to read as follows:

(a) (i) during the months of January through and including September in each calendar year, in no event less frequently than 20 days after the end of each month for the month most recently ended, and (ii) at all other times, no event less frequently than 3 days after the end of each week for the week most recently ended (with the end of the week being each Saturday), a Borrowing Base Certificate from the Borrower accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable credit judgment, which Borrowing Base Certificate shall be accompanied by the Borrower’s calculation of the marked-to-market exposure of Holdings and its Subsidiaries under any Hedging Agreements to which any of them is a party;

(d) Section 6.01(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Indebtedness under Interest Rate Protection Agreements; provided that (i) such Interest Rate Protection Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount set forth in such Interest Rate Protection Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate;”

(e) Section 6.08(d) is hereby amended to add the following sentence at the end thereof:

For the fiscal quarter ending on the Saturday closest to June 30, 2005, the Loan Parties shall not permit the aggregate amount of Capital Expenditures made in such fiscal quarter to exceed $5.0 million.

SECTION 2. Consent. As permitted by Section 6.15 of the Credit Agreement, the Administrative Agent (acting with the consent and at the direction of the Required Lenders) hereby consents to the Borrower’s change in its fiscal year from the last Saturday of each March to the last Saturday of each June. Such change shall become effective promptly after the completion of the Borrower’s current fiscal year ending March 26, 2005.

In addition, consistent with the requirements of Section 6.15, from and after the effective date of such change, Section 6.08(a) shall be amended and restated in its entirety as follows:

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“(a) Maximum Leverage Ratio. Permit the Leverage Ratio, as of the last day of each fiscal quarter set forth in the table below, for the Test Period ending on such day, to exceed the ratio set forth opposite such fiscal quarter:

Fiscal Quarter	Leverage Ratio
Fiscal quarter ending June 2005	5.75 to 1.0
First fiscal quarter of fiscal year 2006	6.75 to 1.0
Second fiscal quarter of fiscal year 2006	5.40 to 1.0
Third fiscal quarter of fiscal year 2006	5.40 to 1.0
Fourth fiscal quarter of fiscal year 2006	5.75 to 1.0
First fiscal quarter of fiscal year 2007	6.75 to 1.0
Second fiscal quarter of fiscal year 2007	5.25 to 1.0
Third fiscal quarter of fiscal year 2007	5.25 to 1.0
Fourth fiscal quarter of fiscal year 2007	5.25 to 1.0
First fiscal quarter of fiscal year 2008	5.75 to 1.0
Second fiscal quarter of fiscal year 2008	4.75 to 1.0
Third fiscal quarter of fiscal year 2008	4.75 to 1.0
Fourth fiscal quarter of fiscal year 2008	5.00 to 1.0
First fiscal quarter of fiscal year 2009	5.00 to 1.0
Second fiscal quarter of fiscal year 2009	4.75 to 1.0
Third fiscal quarter of fiscal year 2009	4.75 to 1.0
Fourth fiscal quarter of fiscal year 2009	4.75 to 1.0
First fiscal quarter of fiscal year 2010	4.75 to 1.0
Second fiscal quarter of fiscal year 2010	4.25 to 1.0
Third fiscal quarter of fiscal year 2010 and each fiscal quarter thereafter”	4.25 to 1.0

SECTION 3. Conditions to Effectiveness. This Amendment (including the consent set forth in Section 2) shall be effective upon satisfaction of the following conditions precedent:

(a) This Amendment shall have been executed and delivered by the Agents, the Required Lenders and each of the Loan Parties (and the Required Lenders so executing this Amendment hereby authorize and direct each of the Agents to so execute and deliver this Amendment).

(b) The representations and warranties contained herein shall be true and correct in all respects, and, after giving effect to this Amendment, no Event of Default or Default shall exist on the date hereof.

SECTION 4. Representations and Warranties of Loan Parties.

(a) The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance

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with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties of the Loan Parties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

(c) Neither the execution, delivery and performance of this Amendment by each Loan Party nor the consummation of the transactions contemplated hereby does or will contravene, result in a breach of, or violate (i) any provision of such Loan Party’s certificate or articles of incorporation or bylaws, (iii) any law or regulation, or any order or decree of any court or government instrumentality, in each case, applicable to any Loan Party or its assets, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.

SECTION 5. Reference to and Effect upon the Credit Agreement.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed, including, without limitation each Guarantor’s guarantee set forth in Article VII of the Credit Agreement.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) Each Loan Party acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate any Agent or any Lender to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of any Agent or any Lender to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

(d) Each Loan Party affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed

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concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

SECTION 6. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrower agrees to reimburse Agents for all reasonable out-of-pocket fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signatory is executing) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by delivery of a hard copy original.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER:

BEAR CREEK CORPORATION

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

BEAR CREEK ORCHARDS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

JACKSON & PERKINS WHOLESALE, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

BEAR CREEK OPERATIONS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

BEAR CREEK DIRECT MARKETING, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

[Signature Page to Consent and First Amendment to

Amended and Restated Credit Agreement]

JACKSON & PERKINS COMPANY

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

JACKSON & PERKINS OPERATIONS, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

HARRY AND DAVID

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

BEAR CREEK STORES, INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Chief Financial Officer

BEAR CREEK HOLDINGS INC.

By:	/s/ STEPHEN V. O’CONNELL
Name:	Stephen V. O’Connell
Title:	Secretary

[Signature Page to Consent and First Amendment to

Amended and Restated Credit Agreement]

AGENTS:

GMAC COMMERCIAL FINANCE LLC, as the Collateral Agent and a Lender

By:	/s/ DANIEL MARESCA
Name:	Daniel Maresca
Title:	Director

[Signature Page to Consent and First Amendment to

Amended and Restated Credit Agreement]

UBS AG, STAMFORD BRANCH, as the Administrative Agent

By:	/s/ DORIS MESA
Name:	Doris Mesa
Title:	Associate Director Banking Products Services, US

By:	/s/ WINSLOWE OGBOURNE
Name:	Winslowe Ogbourne
Title:	Associate Director Banking Products Services, US

UBS LOAN FINANCE LLC, as a Lender and Swingline Lender

By:	/s/ DORIS MESA
Name:	Doris Mesa
Title:	Associate Director Banking Products Services, US

By:	/s/ WINSLOWE OGBOURNE
Name:	Winslowe Ogbourne
Title:	Associate Director Banking Products Services, US

[Signature Page to Consent and First Amendment to

Amended and Restated Credit Agreement]

LENDERS:

Allied Irish Banks, P.L.C. ,
as a Lender

By:	/s/ JOHN FARRACE
Name:	John Farrace
Title:	Senior Vice President

By:	/s/ MARTIN CHIN
Name:	Martin Chin
Title:	Vice President

[Signature Page to Consent and First Amendment to

Amended and Restated Credit Agreement]